Exhibit 99.1

Credo Technology Group Holding Ltd Reports Third Quarter of Fiscal Year 2026
Financial Results

San Jose, Calif. (March 2, 2026) - Credo Technology Group Holding Ltd (Credo) (Nasdaq: CRDO), an innovator in providing connectivity at scale through fast, reliable, and energy-efficient system solutions, today reported financial results for the third quarter of fiscal year 2026, ended January 31, 2026.

Third Quarter of Fiscal Year 2026 Financial Highlights

•Revenue of $407.0 million, grew by 51.9% quarter over quarter and 201.5% year over year
•GAAP gross margin of 68.5% and non-GAAP gross margin of 68.6%
•GAAP operating expenses of $129.2 million and non-GAAP operating expenses of $77.4 million
•GAAP net income of $157.1 million and non-GAAP net income of $208.8 million
•GAAP diluted net income per share of $0.82 and non-GAAP diluted net income per share of $1.07
•Ending cash and short-term investment balance of $1.3 billion

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the third quarter Credo once again delivered record results with revenue of $407.0 million, an increase of more than 50% sequentially and 200% year over year. With continued growth in AECs and ICs and the announcement of three new multi-billion dollar TAM expansions through ZeroFlap optics, ALCs, and OmniConnect, we remain confident in our ability to innovate and grow in the expanding AI infrastructure landscape.”

Fourth Quarter of Fiscal 2026 Financial Outlook

•Revenue is expected to be between $425.0 million and $435.0 million
•GAAP gross margin is expected to be between 63.9% and 65.9%, and non-GAAP gross margin is expected to be between 64.0% and 66.0%
•GAAP operating expenses are expected to be between 125.5 million and 129.5 million, and non-GAAP operating expenses are expected to be between $76.0 million and $80.0 million

Conference Call

Credo will conduct a conference call on Monday, March 2, 2026, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2026, ended January 31, 2026. Interested parties may join the conference call beginning at 2:00 p.m. Pacific Time on Monday, March 2, 2026, by dialing (800) 715-9871 (toll-free) or +1 (646) 307-1963 (international). The conference ID for the call is 5251802.. It is recommended that participants dial in to the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s ongoing operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Credo’s mission is to transform connectivity at scale through fast, reliable and energy-efficient system solutions. Our high-speed copper and optical interconnect products deliver industry-leading power and performance at up to 1.6T to meet the ever-expanding data infrastructure demands of AI.

Our product portfolio includes ZeroFlap (ZF) Active Electrical Cables (AECs) and ZF optical transceivers, OmniConnect memory solutions, and a suite of retimers and DSPs for optical and copper Ethernet and PCIe, all leveraging the PILOT diagnostic and analytics software platform. Credo innovations enable our customers to connect the systems that connect the world.

For more information, please visit https://www.credosemi.com.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Investor Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	January 31, 2026	November 1, 2025	February 1, 2025	January 31, 2026	February 1, 2025
Revenue	407,012	268,027	135,002	898,113	266,750
Cost of revenue	128,144	86,981	49,076	287,831	98,029
Gross profit	278,868	181,046	85,926	610,282	168,721
Operating expenses:
Research and development	78,483	57,916	36,261	188,847	98,412
Selling, general and administrative	50,763	44,334	23,471	132,275	66,973
Total operating expenses	129,246	102,250	59,732	321,122	165,385
Operating income	149,622	78,796	26,194	289,160	3,336
Other income, net	9,459	4,889	3,918	18,294	13,925
Income before income taxes	159,081	83,685	30,112	307,454	17,261
Provision for income taxes	1,939	1,049	752	4,277	1,666
Net income	$157,142	$82,636	$29,360	$303,177	$15,595
Net income per share:
Basic	$0.86	$0.47	$0.17	$1.72	$0.09
Diluted	$0.82	$0.44	$0.16	$1.62	$0.09
Weighted-average shares used in computing net income per share:
Basic	182,222	175,307	168,167	176,490	166,562
Diluted	192,023	187,659	182,464	186,598	180,495

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 31, 2026	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$1,220,464	$236,328
Short-term investments	81,000	195,010
Accounts receivable	243,213	162,144
Inventories	207,958	90,029
Other current assets	33,958	30,023
Total current assets	1,786,593	713,534
Property and equipment, net	105,989	63,631
Right-of-use assets	15,517	15,234
Goodwill	70,859	—
Intangible asset	17,624	—
Other non-current assets	40,757	16,858
Total assets	$2,037,339	$809,257
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$93,822	$56,158
Accrued compensation and benefits	14,419	16,097
Other current liabilities	56,951	35,456
Total current liabilities	165,192	107,711
Non-current operating lease liabilities	12,616	12,693
Other non-current liabilities	10,645	7,271
Total liabilities	188,453	127,675
Shareholders' equity:
Ordinary shares	9	8
Additional paid in capital	1,626,787	765,173
Accumulated other comprehensive income (loss)	2,075	(437)
Retained earnings (accumulated deficit)	220,015	(83,162)
Total shareholders' equity	1,848,886	681,582
Total liabilities and shareholders' equity	$2,037,339	$809,257

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	January 31, 2026	November 1, 2025	February 1, 2025	January 31, 2026	February 1, 2025
GAAP gross profit	$278,868	$181,046	$85,926	$610,282	$168,721
Reconciling item:
Share-based compensation	354	354	226	1,064	838
Total reconciling item:	354	354	226	1,064	838
Non-GAAP gross profit (A)	$279,222	$181,400	$86,152	$611,346	$169,559

GAAP gross margin	68.5%	67.5%	63.6%	68.0%	63.3%
Non-GAAP gross margin	68.6%	67.7%	63.8%	68.1%	63.6%

Total GAAP operating expenses	$129,246	$102,250	$59,732	$321,122	$165,385
Reconciling item:
Share-based compensation	(51,806)	(44,970)	(15,964)	(131,875)	(48,655)
Total reconciling item:	(51,806)	(44,970)	(15,964)	(131,875)	(48,655)
Total Non-GAAP operating expenses (B)	$77,440	$57,280	$43,768	$189,247	$116,730

GAAP operating income	$149,622	$78,796	$26,194	$289,160	$3,336
Non-GAAP operating income (A-B)	$201,782	$124,120	$42,384	$422,099	$52,829

GAAP operating income margin	36.8%	29.4%	19.4%	32.2%	1.3%
Non-GAAP operating income margin	49.6%	46.3%	31.4%	47.0%	19.8%

GAAP net income	$157,142	$82,636	$29,360	$303,177	$15,595
Reconciling items:
Share-based compensation	52,160	45,324	16,190	132,939	49,493
Pre-tax total reconciling item	52,160	45,324	16,190	132,939	49,493
Other income tax effects and adjustments	(509)	(172)	(172)	(1,254)	(416)
Non-GAAP net income	$208,793	$127,788	$45,378	$434,862	$64,672

GAAP net income margin	38.6%	30.8%	21.7%	33.8%	5.8%
Non-GAAP net income margin	51.3%	47.7%	33.6%	48.4%	24.2%

GAAP weighted-average shares - basic	182,222	175,307	168,167	176,490	166,562
GAAP weighted-average shares - diluted	192,023	187,659	182,464	186,598	180,495
Non-GAAP adjustment	2,878	2,896	2,028	3,103	3,335
Non-GAAP weighted-average shares - diluted	194,901	190,555	184,492	189,701	183,830

GAAP diluted net income per share	$0.82	$0.44	$0.16	$1.62	$0.09
Non-GAAP diluted net income per share	$1.07	$0.67	$0.25	$2.29	$0.35

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ending May 2, 2026
	Low	High

GAAP gross margin	63.9%	65.9%
Reconciling item:
Share-based compensation	0.1%	0.1%
Total reconciling item:	0.1%	0.1%
Non-GAAP gross margin	64.0%	66.0%

Total GAAP operating expenses	$125.5	$129.5
Reconciling item:
Share-based compensation	49.5	49.5
Total reconciling item:	49.5	49.5
Total Non-GAAP operating expenses	$76.0	$80.0